Exhibit 3.3(ii)
BYLAWS
Of
CENTRAL ILLINOIS LIGHT COMPANY

As Amended Effective July 28, 2008

ARTICLE I:  LOCATION OF OFFICES

Section 1 - Principal Office:  The principal office of the Company shall be in the City of Peoria, Illinois, at such place as the Board of Directors may designate.

Section 2 - Other Offices:  The Company may have and maintain such other offices as the Board of Directors may deem expedient.

ARTICLE II:  CORPORATE SEAL

Section 1 - The Company shall have a corporate seal with the name of the Company described about a circle and the words "Incorporated 1913 Illinois" within such circle.

ARTICLE III:  FISCAL YEAR

Section 1 - The fiscal year of the Company shall begin with the first day of January and end with the thirty-first day of December of each year.

ARTICLE IV:  SHAREHOLDERS' MEETINGS

Section 1 – The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year (or if such a day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors.  Each such regular annual meeting shall be held at such time and at such location, within or without the State of Illinois, as the Board of Directors shall order.  At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

Section 2 - Special Meetings:  Unless otherwise provided by law, special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board, by the President, by the Secretary under the written direction of a majority of the Directors, or by shareholders holding not less than one-fifth of the total capital stock. Such meetings shall be held at the principal office of the Company, or if the Board of Directors or the Chairman of the Board or the President shall designate another place, then at such other place as may be so designated.

Section 3 - Notices:  Written notice of either annual or special meetings shall be mailed at least ten days prior to the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets at least twenty days prior to the meeting, to each shareholder at his last known address as the same appears on the stock books of the Company.  Such notice shall specify the time and place of holding the meeting and shall further specify the dates for closing and opening the stock transfer books of the Company, provided the Board of Directors shall have ordered them closed.

Notices of special meetings shall further specify the purpose for which the meeting is called and no other business shall be transacted at such special meeting.

No notice of a special meeting shall be necessary provided every shareholder shall have signed a written waiver of such notice or shall be present or represented by proxy at the meeting.

No notice of the holding of an adjourned meeting shall be necessary.

Section 4 - Quorum:  The holders of a majority of the stock of the Company issued and outstanding shall constitute a quorum for the transaction of business at any meeting but a less number may convene and adjourn.

Section 5 - Voting:  Shareholders may vote at all meetings in person or by proxy.

At all meetings, each share of stock shall be entitled to one vote on all questions and a majority of the votes cast at any such meeting shall be sufficient for the adoption or rejection of any question presented, unless otherwise provided by law.

In the election of Directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by such shareholder, multiplied by the number of Directors to be then elected, and each shareholder may cast the whole number of votes for one candidate or distribute them among two or more candidates.

Section 6 - Nominations and Proposals:  (a) (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

(2)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.  Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

(3)  Notwithstanding anything in the second sentence of paragraph (a) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(b)  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.  In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (a) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

(c)  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)  Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.  Nothing in this By-Law shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE V:  DIRECTORS

Section 1 - Number:  The Board of Directors of this Company shall consist of between three (3) and eight (8) members.

Section 2 - Election: Directors shall be elected annually at the annual meeting of the shareholders, provided that in the event of failure to hold such meeting or to hold said election thereat, it may be held at any special meeting of shareholders called for that purpose.

Unless sooner terminated by any other provision hereof, the term of any Director shall automatically expire at the first annual meeting of the shareholders following his or her attainment of the age of 72.  Notwithstanding any other provision hereof, the term of any Director who is an officer or other full-time employee of the Corporation shall automatically expire immediately upon his or her retirement or other termination of employment by the Company.

Section 3 - Term of Office:  The Directors shall hold office from the date of their election until the next succeeding annual meeting or until their successors are elected and shall qualify.

Section 4 - Vacancies:  Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors shall be filled in the manner provided by the laws of Illinois then in effect.

Section 5 - Fees:  Directors shall be reimbursed for expenses, if any, incurred in attending meetings of the Board of Directors and in otherwise performing duties of such Directors.  Directors' fees shall be fixed by the Board of Directors, provided that any Director who receives compensation from the Company as an officer or full-time employee shall not receive Director's fees.

Section 6 - Executive or Other Committees:  The Board of Directors may authorize appointment of an Executive Committee or other committees of the Board as the Board of Directors determines to be desirable, and may fix the number of members and designate the chairman of each such committee.  The powers, terms of office, and method of filling vacancies shall be as defined in the resolution or resolutions of the Board of Directors relating to the authorization of such committees. Each such committee shall make a written report or recommendation following its meetings or keep minutes of all of its meetings.

ARTICLE VI:  DIRECTORS' MEETINGS

Section 1 - Regular Meetings:  Regular meetings of the Board of Directors shall be held at the principal office of the Company or at such other place or places, within or without the State of Illinois, at such time and day as the Board of Directors may designate.

Section 2 - Special Meetings:  Unless otherwise provided by law, special meetings of the Board of Directors may be held at any time, at the principal office of the Company or elsewhere, within or without the state.

The Secretary or Assistant Secretary shall call a special meeting whenever so requested by the Chairman of the Board, the President, a Vice President, or by three Directors.

Section 3 - Organization Meeting:  As soon as possible after their election, the Board of Directors shall meet and organize and they may also transact such other business as may be presented, provided the same shall receive the affirmative votes of a majority of the constituent membership of the Board.

Section 4 - Notice:  No notice shall be required for a regular meeting.

No notice shall be required for an "Organization Meeting," if held on the same day as the shareholders' meeting at which the Directors were elected.

No notice of the holding of an adjourned meeting shall be necessary.

A reasonable notice of special meetings, in writing or otherwise, shall be given to each Director or sent to his residence or place of business.

Notice of special meeting shall specify the time and place of holding the meeting and, unless otherwise stated, any and all business may be transacted at such special meeting.

Notice of any meeting may be waived in writing.

Section 5 - Quorum:  At all meetings of the Board of Directors, a majority shall constitute a quorum, but a less number may convene and adjourn.

Section 6 - Voting:  All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the Directors present at said meeting, unless otherwise provided by law or by these Bylaws.

ARTICLE VII:  OFFICERS

Section 1 - General:  The principal officers of the Company shall be elected by the Board of Directors.  They shall include a President, one or more Vice Presidents, one or more of whom may be designated as Executive or Senior Vice President, one or more Assistant Vice Presidents, a Secretary and a Treasurer, and may include a Chief Operating Officer and a Chairman of the Board.  The Board of Directors may appoint or remove such other officers and agents of the Company as it may deem proper or may delegate such authority to the Chief Executive Officer. The Chief Executive Officer of the Company shall be the President or Chairman of the Board, as designated by the Board of Directors. In the event that a Chairman of the Board has not been elected, the President shall be the Chief Executive Officer.

Section 2 - Qualifications:  The Chairman of the Board, if one is elected, and the President shall be chosen from among the Board of Directors.

Section 3 - Election:  The principal officers shall be elected annually at the organization meeting of the Directors, provided that any such officers not elected at such meeting may be elected at any succeeding meeting of the Directors.

Section 4 - Term of Office:  The principal officers shall hold office from the date of their election until the next succeeding organization meeting of Directors or until their successors are elected and shall qualify, provided that the Directors shall at all times have the power to remove any officer, when in their judgment such removal may be to the best interests of the Company.

Section 5 - Vacancies:  Any vacancy or vacancies among the officers, arising from any cause, shall be filled by the Directors as provided above.

Section 6 - Compensation:  The compensation of the principal officers shall be fixed by the Board of Directors.  The compensation of other officers shall, in the absence of any action by the Board of Directors, be fixed by the Chief Executive Officer.

Section 7 - Combining Offices:  Except to the extent otherwise provided by law, any two or more of such offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Bylaws to be executed, acknowledged, or verified by any two or more officers.

ARTICLE VIII:  AGENTS

Section 1 - Depositories:  The funds of the Company, from any source, shall be deposited in the name of the Company with such depositories as may be designated by the Board of Directors.

ARTICLE IX:  POWERS AND DUTIES

Section 1 - Directors:  The Board of Directors shall have and exercise all power and authority in the government of the affairs of the Company except where specifically excepted by law or by these Bylaws.

Section 2 - Chairman of the Board: The Chairman of the Board, if one is elected, shall, except as otherwise determined by the Board of Directors, preside at all meetings of the shareholders and the Board of Directors.  He shall do and perform all acts and things incident to the position of Chairman of the Board and such other duties as may be assigned to him by the Board of Directors.

Section 3 - President:  The President shall have the general control and management of the business and affairs of the Company, subject, however, to the supervision of the Board of Directors.  He shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him by the Board of Directors.  In the absence or disability of the Chairman of the Board, or if a Chairman of the Board has not been elected, he shall have and exercise all of the powers and duties of that office.

He shall appoint such agents and employees as he may deem necessary for the proper conduct of the business of the Company and shall prescribe their duties and fix their compensation, provided that the Board of Directors shall at all times have the power to remove any agent or employee, when, in their judgment, such removal may be to the best interest of the Company.

Section 4 - Vice Presidents:  The Vice Presidents shall perform such of the duties of the President and such other duties on behalf of the Company as may be respectively assigned to them by the Board of Directors, or the Chief Executive Officer. In the absence or disability of the President or in the case of his death, resignation, or removal from office, the powers and duties of the President shall temporarily pass to such one of the Vice Presidents as the Board of Directors shall have designated or shall designate, and the Vice President so designated shall have and exercise all the powers and duties of the President during such absence or disability or until the vacancy in the office of President shall be filled.

Section 5 - Assistant Vice Presidents:  The Assistant Vice Presidents shall perform such of the duties of the Vice Presidents and such other duties on behalf of the Company as may be respectively assigned to them by the Board of Directors, the Chief Executive Officer or a Vice President who would otherwise perform such duties.

Section 6 - Secretary:  Subject to the supervision of the Board of Directors and the Chief Executive Officer, the Secretary shall have the custody of the corporate seal and records of the Company and shall prepare and file all reports required by law to be made to any and all public authorities and officials.

He shall act as Secretary at meetings of the shareholders and Directors and shall be responsible for keeping and recording the minutes of all meetings in a suitable minute book and shall attend to publishing, giving, and serving all official notices of the Company. He shall be responsible for keeping the capital stock records.

He shall perform such other duties as may be assigned to him by the Board of Directors and the Chief Executive Officer.

Section 7 - Treasurer:  Subject to the supervision of the Board of Directors and Chief Executive Officer, the Treasurer shall have the custody of all funds and securities of the Company and charge of the collection of amounts due the Company.

He shall disburse the funds of the Company only upon receipt of properly authorized vouchers and shall keep a record of all receipts and disbursements of funds by him.

He shall have authority to give receipts for moneys paid to the Company and to endorse checks, drafts, and warrants in the name of the Company.

He shall perform such other duties as may be assigned to him by the Board of Directors and Chief Executive Officer.

Section 8 - Other Officers and Agents:  The powers and duties of such other officers and agents shall be prescribed by the Board of Directors or the Chief Executive Officer.

ARTICLE X:  STOCK

Section 1 - The interest of each shareholder of any class of stock of the Company shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes or series of stock as determined by the Company from time to time.  The shares of stock of the Company which are to be evidenced by certificates as provided in this By-Law shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner if any, as the Board of Directors may from time to time prescribe.  Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue.  Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.  The Company shall also furnish to a holder of uncertificated shares such information as is required pursuant to Section 5/6.35. of the Illinois Business Corporation Act.

Section 2 - The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon delivery of an assignment and power of transfer, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require, and with respect to any shares represented by a certificate upon surrender for cancellation of such certificate.

Section 3 - No shares of stock of the Company shall be transferred if represented by a certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.  No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except that upon the request of the shareholder the Company may, at its option but without obligation, issue a replacement certificate upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.

Section 4 - All determinations by the Company from time to time as to whether the Company shall at its option issue a certificate for any shares of any class or series of stock as provided in this By-Law shall be made by such officers of the Company as may be designated by the Board.

ARTICLE XI:  DIVIDENDS

Section 1 - The Directors may declare, from the net profits or surplus of the Company, dividends upon its capital stock, payable at such times and for such amounts as they may determine in conformity with the Articles of Incorporation of the Company, as amended, and the laws of the State of Illinois.

ARTICLE XII:  AUTHORIZED SIGNATURES

Section 1 - All checks, drafts, and other negotiable instruments issued by the Company shall be made in the name of the Company and shall be signed by such officer or officers of the Company, or by such other person or persons as the Board of Directors may designate.  To the extent authorized by the Board of Directors, facsimile signatures may be used.

ARTICLE XIII:  FIDELITY BONDS

Section 1 - The officers and employees of the Company shall, in the discretion of the President, give bonds for the faithful discharge of their respective duties, in such form and for such amounts as may be directed by the President.

ARTICLE XIV:  AMENDMENTS

Section 1 - The Bylaws of the Company may be altered, amended, or repealed by either the shareholders or the Board of Directors.

ARTICLE XV:  INDEMNIFICATION

Section 1 - The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2 - The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 3 - To the extent that a director, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections l and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 4 - Any indemnification under Sections l and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section l or 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 5 - Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Article.

Section 6 - The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7 - The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article.

Section 8 - If the Company has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

Section 9 - For purposes of this Article, references to "the Company" shall include, in addition to the surviving Company, any merging Company (including any Company having merged with a merging Company) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging Company, or was serving at the request of such merging Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving Company as such person would have with respect to such merging Company if its separate existence had continued.

Section 10 - For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.